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                                                                   EXHIBIT 10.57



                       FLOOD COMPLIANCE SERVICE AGREEMENT


THIS AGREEMENT is entered into December 28, 1995 by and between Geotrac, a Delaware Corporation located at 3900 Laylin Road, Norwalk, Ohio ("Company") and Crestar Bank, Commercial Credit Operations, 10710 Midlothian Turnpike 5th Floor, Richmond, VA 23235 ("Client").

WHEREAS, Client desires a Flood Compliance program for compliance with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973. The National Flood Insurance Reform Act or 1994, all as may be amended from time to time ("the Acts") and regulations promulgated pursuant thereto ("the Regulations"), including a determination whether improved real estate securing a loan from Client to a borrower is or is not in a FEMA defined Special Flood Hazard Area ("Flood Area"), and other National Flood Insurance Program (NFIP) information, and whereas Company is in the business of supplying such information.

WHEREAS, Client wishes to retain Company upon the terms and conditions contained in this Agreement;

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A.  GEOTRAC NFIP COMPLIANCE PACKET(SM)

In consideration of Company's attached fee schedule and pursuant to the terms of this Agreement, Client will submit approved mortgage loan origination applications ("the loans") to Company for the purpose of making Flood Determinations and certain other NFIP Compliance work, as described herein, commencing December 28, 1995. Company will provide to Client on all such loan applications a Geotrac NFIP Compliance Packet(SM) containing the following information:

1.  Current-In-Force NFIP Community Status Information

Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating,
Suspended/Sanctioned).

2.  Detailed FEMA Flood Zone Code

Company will supply the Detailed FEMA Flood Zone Code of the location of the structure(s) securing the loan. Company will use Client supplied location information and location information it derives to locate structures. In those cases where neither Client nor Company has sufficient information to locate the structure, Company will gather information on-site at its expense. While the Company assumes no responsibility for incorrect or incomplete location information supplied by Client, Company will make its best effort to assure location information is correct and complete.






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3.  Current-In-Force NFIP Flood Map Panel

Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date.

4.  Requirement for and Availability of NFIP Flood Insurance

Company will indicate the requirement for and the availability of NFIP Flood Insurance.

5.  Secondary Market/Government Program Loan Restrictions

Company will designate loans which do not qualify for secondary market resale or Government program lending based on NFIP Community Status and NFIP Flood Zone problems.

6.  Borrower Notification Forms

On each Geotrac NFIP Compliance Packet(SM) Company will supply to Client a borrower notification form containing the information required by the Acts and Regulations and in a form acceptable to the Client.

7. All such other information as is, or may be, required with the Acts and Regulations.

8. The Company shall utilize the standard hazard determination form as may be developed by FEMA in determining whether the building is located in an area having special flood hazards and in which flood insurance is available.

Not withstanding anything to the contrary herein, in providing the information regarding special flood hazards on the above form, the Company guarantees the accuracy of the information.

B.  FLOOD RISK ASSESSMENT IN NON-PARTICIPATING NON-MAPPED COMMUNITIES

Company will prepare an appendix attached to the standard Geotrac NFIP Compliance Packet(SM) containing a flood risk assessment in NFIP non-participating non-mapped communities.

C.  HMDA DATA ELEMENTS

At Client's option, Company will supply HMDA State Code and County Code on all loans, and MSA Code and 1990 Census Tract on each loan where: a) 1990 Tracts are published, and b) The Federal Reserve indicates that Tract reporting is required. All HMDA data elements will be edited against government supplied information (i.e. Census Bureau's file of 1990 Census Tract and the Federal Reserve's list of State, County and MSA designations). In the event of an error Company's obligation shall be limited to correction of the error.


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D.  LIFE OF LOAN

1.)  GEOLIFE-OF-LOAN(R)

For mortgage or trust deed loans Company will track both NFIP Community Status and FEMA Flood Map changes on a daily basis for the lifetime of the loan. Lists (hard copy or electronic) of loans affected will be generated monthly. From the supplied lists Client will inform Company of loans still active and Company will generate new Flood determinations or other reports as needed. If NFIP Community Status changes affect the required flood insurance amount of a loan, Company will notify Client of the need to require changed amounts.

GeoLife-of-Loan(R) service is available for transfer at no additional charge should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer and if GeoLife-of-Loan(R) service is to transfer with the loan(s). In addition, Client shall supply Company a listing of affected loans, identified by loan number or another mutually agreeable item, in machine readable form in a mutually agreeable format on a media acceptable to both parties.

Geotrac NFIP Compliance Packet(SM)'s will be produced free of charge on Client recaptured refinances where the original loan is covered by GeoLife-of-Loan(R) service. It is Client's obligation to inform Company that a refinance is covered by GeoLife-of-Loan(R) service and to supply either a copy of the original Geotrac NFIP Compliance Packet(SM) or its identifying number (GeoNumber).

The cost for GeoLife-of-Loan(R) is set forth in Addendum "A" under "Origination Services - GeoLife-of-Loan(R)".

2.)  GEOLIFE-OF-LOAN LITE

For mortgage or trust deed loans Company will track both NFIP Community Status and FEMA Flood Map changes on a daily basis for the lifetime of the loan on Client's servicing system. Lists (hard copy or electronic) of loans affected will be generated monthly. From the supplied lists Client will inform Company of loans still active and Company will generate new Flood Determinations or other reports as needed. If NFIP Community Status changes affect the required flood insurance amount of a loan, Company will notify Client of the need to require changed amounts.

Cost for GeoLife-of-Loan Lite tracking service is set forth in Addendum "A" under Origination Services - GeoLife-of-Loan Lite - Tracking.

Cost for new Flood Determination or notification of insurance change is set forth in Addendum "A" under Origination Services - GeoLife-of-Loan Lite - Redetermination.

GeoLife-of-Loan Lite service is available for transfer should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer and if



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GeoLife-of-Loan Lite service is to transfer with the loan(s). In addition,
Client shall supply Company a listing of affected loans, identified by loan number, Client's account number, Company order number or other mutually agreeable items, in machine readable form in a mutually agreeable format on a media acceptable to both parties. Cost for transfer of GeoLife-of-Loan Lite service is set forth in Addendum "A" under GeoLife-of-Loan Lite - Transfers.

E.  TRANSMISSIONS OF INFORMATION

Client will transmit request to Client EDI, fax or via Geotrac's PC based GeoCompass one or more times a day. It is Client's obligation to supply, at a minimum: loan/application identification number; borrower name; location State, County, City/Place, full street address, and 5 digit zip code. Client shall supply valid street addresses. Valid addresses are defined as those found in the quarterly update of USPS Zip +4 database, and do not include P.O. Box or Rural Route and box. In those instances where Client does not supply a valid address, Company will place order on hold, and inform Client's ordering location of the invalid address. It is Client's obligation to supply to Company, as soon as possible, the completed or corrected address information. Orders placed on hold will be reactivated the day the valid address information is supplied. All turn around time and other parameters will be calculated based on the date the valid address information is supplied.

As a supplemental document, Client will supply a list of origination offices, contact persons and phone numbers. In addition, Client is to supply site surveys, legal descriptions and other location information when requested by Company and where Client has already access to this information.

Company will transmit key data elements back to Client EDI. The full Geotrac NFIP Compliance Packet(SM) can be faxed to Client. Average turn around shall be two business days for orders submitted with valid street address information. Company will notify Client of orders submitted with invalid or incomplete addresses including rural route and P.O. Box numbers. Orders submitted with invalid addresses must be corrected and resubmitted by Client. When available, Client will submit property legal description and current owner name of the property to Company. Both parties recognize that it is not in Client's best interest to emphasize speed of turn around over accuracy of flood certifications. Each party agrees to work in good faith to meet the data and turn around needs of the other.

F.  PORTFOLIO SERVICES

1.)  Life of Loan

At it's option, Client would supply Company with a computer tape in a mutually agreeable format of its existing mortgage portfolio. It would be Client's obligation to supply, at a minimum: loan/application identification number; date of origination;



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borrower name; location State, County, City/Place, valid street address, and 5 digit zip code.

Company will assign FEMA map panel and jurisdictional community tracking elements to portfolio loans and load into GeoLife-of-Loan(R) service. Life of Loan tracking will be enabled and redeterminations will be generated as a result of future FEMA remapping.

Client will be charged a per loan GeoLife-of-Loan(R) registration fee at the time of portfolio loading. Subsequent redeterminations are performed at no cost.

The cost for portfolio GeoLife-of-Loan(R) service is set forth in Addendum "A" under "Portfolio Services - GeoLife-of-Loan(R)."

2.)  GeoLife-of-Loan Lite

At it's option, Client would supply Company with a computer take in a mutually agreeable format of its existing mortgage portfolio. It would be Client's obligation to supply, at a minimum: loan/application identification number, date of origination; borrower name; location State, County, City/Place, full street address, and 5 digit zip code.

Company will assign FEMA map panel and jurisdictional community tracking elements to portfolio loans and load into GeoLife-of-Loan(R) service. Life of Loan tracking will be enabled and redeterminations will be generated as a result of future FEMA remapping.

Client will be charged a per loan registration fee at the time of portfolio loading. Subsequent charges for any redetermination required as a result of community status or FEMA map changes are incurred at the time of the redetermination.

The cost for Map Panel Registration process and redeterminations is set forth in Addendum "A" under "Portfolio Services - Life-of-Loan Lite".

3.)  Risk-Based Cluster Analysis(R)

At it's option, Client would supply Company with a computer tape in a mutually agreeable format of its existing mortgage portfolio. It would be Client's obligation to supply, at a minimum: loan/application identification number; date of origination; borrower name; location State, County, City/Place, full street address, and 5 digit zip code. In addition, Client would supply site surveys, legal descriptions and other location information when requested by Company and where Client has this information. Company will perform a Risk-Based Cluster Analysis(R) audit. This audit process will achieve a statistical risk study of client's existing portfolio at no cost to client.

After receiving the Risk-Based Cluster Analysis(R), client and company may exercise the option to proceed with researching those higher risk loans. Mutually agreed upon higher risk loans would be researched through Company's loan origination process over a



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period of time to be determined by Company and Client at the cost set forth in
Addendum "A". Under title "High Risk Loans"

The Risk-Based Cluster Analysis(R) will also be used to register the FEMA panel and FEMA community numbers to Client portfolio loans at no cost to Client. Should the loans be affected by new mapping or community status information rendering them non-compliant, Client may chose to have these loans re-determined by the company. The cost for the re-determination is set forth in Addendum "A" under title "Portfolio Services - Risk Based Cluster Analysis"

G.  CLIENT SERVICE

It is recognized that it is Clients obligation to service its customers' needs. However Company can assist by providing the following services.

1.  National 800 service for use by Client or Client's customers.
2. Letter of Map Amendment (LOMA)/Letter of Map Revision (LOMR) assistance to Client or Client's customers. Company will supply the necessary forms and directions and assist the borrower in filing the application.
3. Company will assist Client's customers in finding an agent to write flood insurance.
4. Advise the Client's customers or Client on ways to lower the flood premium within the context of investor/lender parameters and regulator requirements.
5.  Company will supply free re-checks on disputed determinations.
6. Company will provide Client with educational seminars on NFIP Compliance and will answer Client's NFIP Compliance questions.
7.  Company will assist Client's customers in procuring elevation certificates.
8. Company will, in general, replace the lender's flood determination customer service function.

H.  USE OF SERVICES.

Client agrees that during the term hereof it will use the services of Company for the purpose of providing Flood Compliance and Flood Determinations for funding mortgage or trust deed loan origination applications.

I.  COST OF SERVICES

Services to be provided by Company and the cost for services hereunder are described in Addendum "A."

J.  TERM

This Agreement shall have an initial term of three (3) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (1) year periods, unless either party shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term. Company will provide audited financial statement on an annual basis within 90 days of completion of fiscal year.



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K.  TERMINATION

Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within 30 days the other party may terminate this contract with 10 days written notice to the non-performing company.

L.  CONFIDENTIAL INFORMATION

Company acknowledges that it may gain access to certain information regarding Borrowers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Company to perform its obligations under this Agreement, without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will notify Client of this disclosure.

In like manner Client acknowledges that it may gain access to certain information regarding business practices, technology and pricing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

M.  USE OF INFORMATION

Information supplied by Company to Client is to be used by Client for Client's compliance with the Flood Disaster Protection Act of 1973 as amended within the context of the NFIP and/or for HMDA/CRA compliance and for no other purposes.

N.  SYSTEMS USED IN SERVICES.

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packet(SM)'s hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of the Company. This includes, without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client agrees for itself and its employees to protect the confidentiality of the Systems.

O.  INDEMNIFICATION.

Flood Zone Determinations made by Company represent a good faith interpretation of Federal Flood Insurance Rate Maps, or Federal Flood Hazard Boundary Maps, and information from government and private sources along with the lender. Although Company does not guarantee the accuracy of these outside information sources, it does assume responsibility for the completeness and timeliness of this information.



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Company shall hold Client safe and harmless from and against any and all loss and expense arising from claims or actions by any customer of Client based upon the negligence of Company in interpreting the above referenced Federal Flood Maps and hence failing to correctly identify and report to Client that a particular insurable structure securing a loan by Client is within (false flood negative) or outside (false flood positive) a Federally defined NFIP Special Flood Hazard Area; provided however, that such liability shall in no event exceed the actual loss and any expenses to client less any insurance or recovery from another source.

This indemnification provision is only applicable to claims made by client or customer's of Client against Client, resulting from damage to client or customer's improved real property caused by flooding as defined by the NFIP (false flood negative) or customer or client payment of unnecessary NFIP flood insurance premiums (false flood positive), provided Client supplies verbal notice as soon as is practicable and written notice within 30 days of Client's first becoming aware of such claims, and further provided the Company has full and fair opportunity to participate in any adjusting, settlement negotiation and litigation.

P.  ARBITRATION

Any controversy or claim arising out of or related to the contract or the breach thereof, shall be settled in Ohio by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association then prevailing, and judgment upon the award rendered by the arbitration arbitrators may be entered in any court having jurisdiction thereof.

Q.  INDEPENDENT CONTRACTOR

Company shall perform services under this Agreement as an independent contractor and not as the agent of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

R.  ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

S.  SEVERABILITY

If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect.



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T.  NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company: Geotrac
               3900 Laylin Rd.
               Norwalk, OH 44857
               Attention: Daniel J. White

If to Client:  Crestar Bank
               Commercial Credit Operations
               10710 Midlothian Turnpike 5th Floor
               Richmond, VA 23235
               Attention: Nanette Towmazatos

U.  WAIVER

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such party of any other covenant, condition or obligation contained in this Agreement.

V.  TIME IS OF THE ESSENCE

Time is of the essence in performance under this Agreement.

W.  GOVERNING LAW

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Ohio.

X.  ASSIGNMENT

This agreement may not be assigned by the company without the prior written consent of the Client.

Y.  HEADINGS

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



Company: Geotrac

By  /s/ Dale P. Casper                            Date        12/28/95
  -------------------------------------                -----------------------

Title  VP/CFO
     ----------------------------------

Client: Crestar Bank, Commercial Credit Operations

By  /s/ Nanette Towmazatos                        Date         1/3/96
  -------------------------------------               ------------------------

Title  VP
     ----------------------------------




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                                  ADDENDUM "A"



SERVICES                                                     CLIENT SELECTIONS


ORIGINATION SERVICES

Geotrac NFIP Compliance Packet(SM)         $15.00/ea.                 X
                                                                 -----------
GeoLife-of-Loan(R)                         $ 4.50/ea.
                                                                 -----------

GeoLife-of-Loan Lite - Tracking            $  .50/ea.                 X
                                                                 -----------
GeoLife-of-Loan - Redetermination          $ 7.50 additional          X
                                                                 -----------
GeoLife-of-Loan Lite - Transfers           $ 1.00 additional
                                                                 -----------


PORTFOLIO SERVICES

- LIFE OF LOAN

Loan Registration                          $  .50/ea.
                                                                 -----------
GeoLife-of-Loan(R)                         $ 7.50/ea.
                                                                 -----------


GeoLife-of-Loan Lite                       $10.00/ea.


- RISK BASED CLUSTER ANALYSIS

Risk Based Cluster Analysis                No Charge
Determinations on "High Risk" Loans        $10.00/ea.
                                                                 -----------


OPTIONAL SERVICES ORDERED ON INDIVIDUAL DETERMINATIONS

Determination In Non-Mapped Communities    $10.00 additional ea.
                                                                 -----------
Priority Rush Service (Same day service)   $ 5.00 additional ea.
                                                                 -----------



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